SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       UNIVERSAL SEISMIC ASSOCIATES, INC.
                (Name of Registrant as Specified In Its Charter)

                       UNIVERSAL SEISMIC ASSOCIATES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies: N/A

    2) Aggregate number of securities to which transaction applies: N/A

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1): N/A

    4) Proposed maximum aggregate value of transaction: N/A

    5) Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: N/A

    2) Form, Schedule or Registration Statement No.: N/A

    3) Filing Party: N/A

    4) Date Filed: N/A

-----------
(1) Estimated pursuant to Rule 0-11(c) and (a)(4), based on the book value of the securities to be received by the registrant upon consummation of the Mergers.

                       UNIVERSAL SEISMIC ASSOCIATES, INC.
                         16420 PARK TEN PLACE, SUITE 300
                            HOUSTON, TEXAS 77084-5051

                                December 16, 1996


                                      STOP!
                                      -----

                AN IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS

Dear Fellow Shareholder,

You may shortly receive solicitation materials from a group of shareholders asking you to support their efforts to replace your Board of Directors at Universal Seismic Associates, Inc. Please do not return any proxy cards or consent forms until you hear further from us.

                                 DON'T BE MISLED

This group's agenda does not guarantee anything of immediate value to you. This so-called "Stockholders' Protective Committee" is asking you to help them seize control of your company so that they can attempt to follow through with a merger which your Board is convinced is not in the best interests of the Company nor you, the stockholder.

                              DO NOT VOTE ANY CARDS
                       UNTIL YOU HEAR MORE FROM YOUR BOARD

As previously announced in early November, your Board of Directors decided to terminate the proposed merger with a Venezuelan company, Suelopetrol. This decision was not made hastily. After an 88 day due diligence review incorporating a financial audit, discussions of combined operating and capital allocation strategies and modeling of pro forma and projected operating results, your Board of Directors determined that it was not in the best interests of the Company and its shareholders to complete the transaction as currently structured. Nonetheless, the Board of Directors of your Company continues to have the highest regard for Suelopetrol as well as the potential opportunities offered in the expanding Latin American market.

Your Board of Directors has completed a review of operations, continues to work to enhance shareholder value and is diligently implementing plans to accomplish that goal through operations, the continued growth of UNEXCO and ongoing interest in opportunities overseas.

PLEASE DO NOT ALLOW THIS OPPOSITION GROUP TO SEIZE CONTROL OF YOUR COMPANY AND FORCE A TRANSACTION THAT YOUR CURRENT BOARD HAS ALREADY REJECTED.

We will be shortly sending out our Proxy Statement and WHITE proxy card. This material will detail the business plan your management team has in place for your Company. We are sure you will see that it is a more sound and viable plan than that proposed by the so-called "Stockholders' Protective Committee.".

WE URGE YOU NOT TO VOTE ANY PROXY CARD OR CONSENT FORM SENT TO YOU BY THIS OPPOSITION GROUP. Please wait to hear more from your Board. We appreciate your patience and your support.

In the meantime, if you have any questions, please call our proxy solicitor at:

                    Corporate Investor Communications, Inc.
                                 1-800-346-7885
                                 or collect at:
                                  201-896-1900

Very truly yours,

/s/ Michael J. Pawelek
Chief Executive Officer